Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations 203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Steven Bodakowski
Corporate Communications
203.338.4202
Steven.Bodakowski@peoples.com

FOR IMMEDIATE RELEASE

October 19, 2017

People’s United Financial Reports Third Quarter Net Income of $90.8 Million, or

$0.26 Per Common Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $90.8 million, or $0.26 per common share, for the third quarter of 2017, compared to $73.7 million, or $0.24 per common share, for the third quarter of 2016, and $69.3 million, or $0.19 per common share, for the second quarter of 2017.

Included in this quarter’s results were merger-related expenses of $3.0 million ($2.0 million after-tax), or less than $0.01 per common share, compared to $3.1 million ($2.1 million after-tax), or $0.01 per common share, for the third quarter of 2016, and $24.8 million ($16.8 million after-tax), or $0.05 per common share, for the second quarter of 2017.

The Company’s Board of Directors declared a $0.1725 per common share quarterly dividend payable November 15, 2017 to shareholders of record on November 1, 2017. Based on the closing stock price on October 18, 2017, the dividend yield on People’s United Financial common stock is 3.8 percent.

“Our third quarter performance demonstrates the success of our strategy to improve earnings growth for shareholders,” commented Jack Barnes, President and Chief Executive Officer. “We reported record quarterly net income of $90.8 million, an increase of 23 percent from a year ago, and a return on average tangible common equity of 11.8 percent. The positive operating trends in the quarter reflect specific actions we have taken to enhance financial performance. We have recently closed three successful acquisitions, made various investments in organic growth capabilities and maintained tight control of expenses. The result of these efforts was a widening of our net interest margin, improvement in operating leverage and increases in profitability metrics. We are pleased with this progress and remain focused on executing our strategy to further enhance returns.”

Barnes concluded, “During the fourth quarter, People’s United will celebrate its 175th anniversary. Over this time, the Company developed a premium brand by understanding that value creation begins with a steadfast dedication to superior service combined with offering a full range of products. Our customer centric approach has enabled us to develop long-lasting relationships that profitably fulfill client needs. This approach differentiates the franchise enabling us to further strengthen our presence in the markets we serve.”

People’s United Financial, Inc. Reports 3Q Earnings

“Third quarter financial results were highlighted by an eight basis point linked-quarter increase in net interest margin to 3.04 percent, the strongest level in three years,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “The expansion was primarily driven by a 16 basis point increase in loan yields resulting from the acquisition of LEAF Commercial Capital, which closed in early August, and repricing of floating rate loans. Deposit costs remained well-controlled and were up only four basis points.”

Rosato continued, “Higher revenues along with thoughtful expense control generated a third quarter efficiency ratio of 57.3 percent, an improvement of 110 basis points from the most recent quarter. Total revenues increased two percent as a result of further growth in net interest income, partially offset by a modest decline in non-interest income primarily due to lower commercial loan prepayment fees. Expenses, excluding merger-related costs, were up less than one percent from the second quarter, despite the addition of LEAF.”

Rosato concluded, “Period-end loans and deposits increased ten percent and nine percent, respectively, on an annualized basis from the end of the second quarter. Loan growth was primarily attributable to the addition of LEAF as well as solid results in residential mortgage and middle market commercial and industrial lending. These increases were partially offset by lower mortgage warehouse lending balances. The expected rebound in organic deposit growth primarily reflected continued success gathering commercial deposits as well as seasonal inflows in our municipal business.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.06 percent in the third quarter of 2017, an improvement from 0.09 percent in the second quarter of 2017, but an increase from 0.04 percent in the third quarter of 2016. For the originated loan portfolio, non-performing loans equaled 0.59 percent of loans at September 30, 2017, an improvement from 0.60 percent at June 30, 2017, but an increase from 0.54 percent at September 30, 2016.

Return on average assets of 0.84 percent for the third quarter of 2017 was an increase from both 0.65 percent (0.77 percent on an operating basis) in the second quarter of 2017 and 0.73 percent in the third quarter of 2016. Return on average tangible common equity of 11.8 percent in the third quarter of 2017 was an increase from both 8.7 percent (10.9 percent on an operating basis) in the second quarter of 2017 and 10.7 percent in the third quarter of 2016.

At September 30, 2017, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.5 percent and 12.0 percent, respectively, and the tangible common equity ratio stood at 7.1 percent. For People’s United Bank, N.A., common equity tier 1 capital and total risk-based capital ratios were 10.7 percent and 12.6 percent, respectively, at September 30, 2017.

People’s United Financial, Inc., a diversified financial services company with $44 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2017 Financial Highlights

Summary

•	Net income totaled $90.8 million, or $0.26 per common share.

•	Net income available to common shareholders totaled $87.3 million.

•	Net interest income totaled $284.6 million in 3Q17 compared to $274.9 million in 2Q17.

•	Net interest margin increased eight basis points from 2Q17 to 3.04% reflecting:

•	Higher yields on the loan portfolio (increase of 12 basis points).

•	One additional calendar day in 3Q17 (increase of two basis points).

•	Higher yields on the securities portfolio (increase of one basis point).

•	Higher rates on deposits and borrowings (decrease of seven basis points).

•	Provision for loan losses totaled $7.0 million.

•	Net loan charge-offs totaled $5.2 million.

•	Net loan charge-off ratio of 0.06% in 3Q17.

•	Non-interest income totaled $89.3 million in 3Q17 compared to $91.6 million in 2Q17.

•	Insurance revenue increased $2.2 million, reflecting the seasonality of commercial insurance renewals.

•	Investment management fees increased $0.6 million.

•	Bank service charges increased $0.3 million.

•	Commercial banking lending fees decreased $4.5 million.

•	At September 30, 2017, assets under administration, which are not reported as assets of People’s United Financial, totaled $23.0 billion, of which $8.9 billion are under discretionary management, compared to $22.9 billion and $8.5 billion, respectively, at June 30, 2017.

•	Non-interest expense totaled $237.1 million in 3Q17 compared to $257.3 million in 2Q17.

•	Operating non-interest expense totaled $234.1 million in 3Q17 (see page 16).

•	Compensation and benefits expense, excluding $3.4 million of merger-related expenses in 2Q17, increased $1.4 million, primarily reflecting additional employees resulting from the LEAF acquisition.

•	Professional and outside services expense, excluding $2.7 million and $10.8 million of merger-related expenses in 3Q17 and 2Q17, respectively, decreased $0.8 million.

•	Other non-interest expense in 2Q17 includes $10.6 million of merger-related expenses.

•	The efficiency ratio was 57.3% for 3Q17 compared to 58.4% for 2Q17 (see page 16).

•	The effective income tax rate was 30.0% for 3Q17 and 31.0% for the first nine months of 2017, compared to 31.4% for the full-year of 2016.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Commercial loans totaled $23.5 billion at September 30, 2017, an increase of $719 million from June 30, 2017.

•	Organic loan growth of 1% annualized.

•	The mortgage warehouse portfolio decreased $164 million from June 30, 2017.

•	Average commercial loans totaled $23.1 billion in 3Q17, an increase of $577 million from 2Q17.

•	The average mortgage warehouse portfolio increased $147 million from 2Q17.

•	Commercial deposits totaled $12.0 billion at September 30, 2017 compared to $11.3 billion at June 30, 2017.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.59% at September 30, 2017 compared to 0.62% at June 30, 2017.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $137.4 million at September 30, 2017 compared to $144.8 million at June 30, 2017.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.94% at both September 30, 2017 and June 30, 2017.

•	The originated commercial allowance for loan losses represented 159% of originated non-performing commercial loans at September 30, 2017 compared to 151% at June 30, 2017.

Retail Banking

•	Residential mortgage loans totaled $6.8 billion at September 30, 2017, an increase of $93 million, or 6% annualized, from June 30, 2017.

•	Average residential mortgage loans totaled $6.7 billion in 3Q17, an increase of $38 million, or 2% annualized, from 2Q17.

•	Home equity loans totaled $2.0 billion at September 30, 2017, a decrease of $36 million from June 30, 2017.

•	Average home equity loans totaled $2.1 billion in 3Q17, a decrease of $21 million from 2Q17.

•	Retail deposits totaled $20.6 billion at September 30, 2017 compared to $20.5 billion at June 30, 2017.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.52% at September 30, 2017 compared to 0.48% at June 30, 2017.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.74% at September 30, 2017 compared to 0.79% at June 30, 2017.

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 19, 2017, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Earnings Data:
Net interest income (fully taxable equivalent)	$295.8	$285.2	$258.1	$255.2	$254.2
Net interest income	284.6	274.9	248.6	246.8	245.3
Provision for loan losses	7.0	7.1	4.4	7.7	8.4
Non-interest income	89.3	91.6	84.7	84.2	90.8
Non-interest expense (1)	237.1	257.3	226.1	217.2	221.4
Income before income tax expense	129.8	102.1	102.8	106.1	106.3
Net income	90.8	69.3	70.8	75.9	73.7
Net income available to common shareholders (1)	87.3	65.8	67.3	74.1	73.7

Selected Statistical Data:
Net interest margin (2)	3.04%	2.96%	2.82%	2.78%	2.80%
Return on average assets (1), (2)	0.84	0.65	0.70	0.75	0.73
Return on average common equity (2)	6.4	4.8	5.5	6.1	6.1
Return on average tangible common equity (1), (2)	11.8	8.7	9.6	10.7	10.7
Efficiency ratio (1)	57.3	58.4	59.4	59.3	59.9

Common Share Data:
Basic and diluted earnings per common share (1)	$0.26	$0.19	$0.22	$0.24	$0.24
Dividends paid per common share	0.1725	0.1725	0.17	0.17	0.17
Common dividend payout ratio (1)	66.8%	88.6%	78.3%	69.8%	70.1%
Book value per common share (end of period)	$16.29	$16.18	$15.94	$15.85	$15.99
Tangible book value per common share (end of period) (1)	8.68	8.99	9.07	8.92	9.18
Stock price:
High	18.26	18.21	19.85	20.13	16.40
Low	15.97	16.44	17.47	15.28	14.22
Close (end of period)	18.14	17.66	18.20	19.36	15.82
Common shares (end of period) (in millions)	337.84	337.51	310.51	308.97	304.02
Weighted average diluted common shares (in millions)	338.82	338.51	311.08	306.23	303.24

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Nine Months Ended September 30,
(dollars in millions, except per common share data)	2017	2016
Earnings Data:
Net interest income (fully taxable equivalent)	$839.1	$749.3
Net interest income	808.1	725.4
Provision for loan losses	18.5	28.9
Non-interest income	265.6	258.5
Non-interest expense (1)	720.5	651.6
Income before income tax expense	334.7	303.4
Net income	230.9	205.1
Net income available to common shareholders (1)	220.4	205.1

Selected Statistical Data:
Net interest margin (2)	2.94%	2.80%
Return on average assets (1), (2)	0.73	0.69
Return on average common equity (2)	5.6	5.7
Return on average tangible common equity (1), (2)	10.0	10.1
Efficiency ratio (1)	58.3	61.0

Common Share Data:
Basic and diluted earnings per common share (1)	$0.67	$0.68
Dividends paid per common share	0.5150	0.5075
Common dividend payout ratio (1)	76.8%	75.1%
Book value per common share (end of period)	$16.29	$15.99
Tangible book value per common share (end of period) (1)	8.68	9.18
Stock price:
High	19.85	16.68
Low	15.97	13.62
Close (end of period)	18.14	15.82
Common shares (end of period) (in millions)	337.84	304.02
Weighted average diluted common shares (in millions)	329.59	302.76

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS – Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Financial Condition Data:
Total assets	$43,998	$43,023	$40,230	$40,610	$40,692
Loans	32,384	31,611	29,687	29,745	29,368
Securities	6,914	6,880	6,424	6,738	7,046
Short-term investments	303	216	392	182	373
Allowance for loan losses	233	232	231	229	226
Goodwill and other acquisition-related intangible assets	2,568	2,426	2,136	2,142	2,070
Deposits	32,547	31,815	30,506	29,861	29,656
Borrowings	4,144	4,084	3,183	4,057	4,437
Notes and debentures	906	907	904	1,030	1,054
Stockholders’ equity	5,746	5,704	5,195	5,142	4,862
Total risk-weighted assets (1):
People’s United Financial, Inc.	32,967	32,095	30,229	30,540	30,451
People’s United Bank, N.A.	32,919	32,050	30,202	30,489	30,415
Non-performing assets (2)	191	198	183	167	180
Net loan charge-offs	5.2	6.8	2.4	4.7	2.5
Average Balances:
Loans	$31,994	$31,400	$29,355	$29,346	$29,107
Securities (3)	6,559	6,728	6,831	7,074	6,873
Short-term investments	347	355	371	308	361
Total earning assets	38,900	38,483	36,557	36,728	36,341
Total assets	43,256	42,666	40,317	40,623	40,304
Deposits	32,065	32,024	29,923	29,773	29,437
Borrowings	4,010	3,498	3,709	4,148	4,296
Notes and debentures	909	907	966	1,045	1,056
Total funding liabilities	36,984	36,429	34,598	34,966	34,789
Stockholders’ equity	5,722	5,696	5,166	5,039	4,841
Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.09%	0.03%	0.06%	0.04%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.64	0.67	0.63	0.57	0.63
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.77	0.77	0.77	0.76
Originated non-performing loans (2)	131.6	128.1	140.9	150.6	142.0
Average stockholders’ equity to average total assets	13.2	13.4	12.8	12.4	12.0
Stockholders’ equity to total assets	13.1	13.3	12.9	12.7	11.9
Tangible common equity to tangible assets (4)	7.1	7.5	7.4	7.2	7.2
Total risk-based capital (1):
People’s United Financial, Inc.	12.0	12.6	12.7	12.5	11.5
People’s United Bank, N.A.	12.6	13.3	13.4	13.3	12.8

(1)	September 30, 2017 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2017	June 30, 2017	Dec. 31, 2016	Sept. 30, 2016
Assets
Cash and due from banks	$414.1	$455.9	$432.4	$347.5
Short-term investments	302.5	216.3	181.7	372.8
Total cash and cash equivalents	716.6	672.2	614.1	720.3
Securities:
Trading account securities, at fair value	8.3	7.8	6.8	6.8
Securities available for sale, at fair value	3,197.5	3,682.3	4,409.9	4,906.5
Securities held to maturity, at amortized cost	3,387.6	2,875.6	2,005.4	1,817.5
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	320.9	314.3	315.8	315.5
Total securities	6,914.3	6,880.0	6,737.9	7,046.3
Loans held for sale	15.0	26.5	39.3	46.5
Loans:
Commercial real estate	11,180.5	11,164.2	10,247.3	10,001.7
Commercial and industrial	8,624.7	8,709.7	8,125.1	8,201.2
Equipment financing	3,705.6	2,918.3	3,032.5	2,987.6
Total Commercial Portfolio	23,510.8	22,792.2	21,404.9	21,190.5
Residential mortgage	6,781.0	6,687.7	6,216.7	6,028.0
Home equity and other consumer	2,092.7	2,131.3	2,123.3	2,149.3
Total Retail Portfolio	8,873.7	8,819.0	8,340.0	8,177.3
Total loans	32,384.5	31,611.2	29,744.9	29,367.8
Less allowance for loan losses	(233.4)	(231.6)	(229.3)	(226.3)
Total loans, net	32,151.1	31,379.6	29,515.6	29,141.5
Goodwill and other acquisition-related intangible assets	2,567.9	2,426.3	2,142.1	2,070.3
Bank-owned life insurance	405.6	404.7	349.1	347.8
Premises and equipment, net	264.7	270.2	244.5	245.1
Other assets	963.0	963.7	967.2	1,074.3
Total assets	$43,998.2	$43,023.2	$40,609.8	$40,692.1
Liabilities
Deposits:
Non-interest-bearing	$7,655.3	$7,566.4	$6,660.8	$6,521.8
Savings	4,513.1	4,668.6	4,397.7	4,391.4
Interest-bearing checking and money market	15,143.1	14,887.0	14,260.1	14,055.5
Time	5,235.8	4,692.7	4,542.2	4,686.8
Total deposits	32,547.3	31,814.7	29,860.8	29,655.5
Borrowings:
Federal Home Loan Bank advances	3,074.1	3,130.8	3,061.1	3,261.8
Federal funds purchased	543.0	629.0	617.0	844.0
Customer repurchase agreements	295.8	324.0	343.3	330.7
Other borrowings	231.1	0.6	35.4	-
Total borrowings	4,144.0	4,084.4	4,056.8	4,436.5
Notes and debentures	906.2	906.5	1,030.1	1,053.9
Other liabilities	654.6	514.1	520.2	683.9
Total liabilities	38,252.1	37,319.7	35,467.9	35,829.8
Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	-
Common stock	4.3	4.3	4.0	4.0
Additional paid-in capital	5,972.2	5,965.0	5,446.1	5,359.8
Retained earnings	996.4	967.8	949.3	927.3
Unallocated common stock of Employee Stock Ownership Plan, at cost	(139.1)	(141.0)	(144.6)	(146.4)
Accumulated other comprehensive loss	(169.7)	(174.6)	(195.0)	(120.4)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.0)	(1,162.0)
Total stockholders’ equity	5,746.1	5,703.5	5,141.9	4,862.3
Total liabilities and stockholders’ equity	$43,998.2	$43,023.2	$40,609.8	$40,692.1

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Interest and dividend income:
Commercial real estate	$105.6	$105.3	$88.6	$86.8	$85.7
Commercial and industrial	80.0	74.1	64.6	65.0	66.9
Equipment financing	41.5	31.5	31.6	31.8	32.8
Residential mortgage	52.5	52.3	49.3	47.0	45.7
Home equity and other consumer	21.0	19.9	18.4	18.1	18.4
Total interest on loans	300.6	283.1	252.5	248.7	249.5
Securities	37.2	37.9	37.0	36.9	34.2
Loans held for sale	0.3	0.1	0.3	0.3	0.4
Short-term investments	1.1	0.9	0.7	0.4	0.4
Total interest and dividend income	339.2	322.0	290.5	286.3	284.5
Interest expense:
Deposits	34.4	30.9	27.1	25.1	25.2
Borrowings	12.7	8.9	7.3	6.4	6.1
Notes and debentures	7.5	7.3	7.5	8.0	7.9
Total interest expense	54.6	47.1	41.9	39.5	39.2
Net interest income	284.6	274.9	248.6	246.8	245.3
Provision for loan losses	7.0	7.1	4.4	7.7	8.4
Net interest income after provision for loan losses	277.6	267.8	244.2	239.1	236.9
Non-interest income:
Bank service charges	25.3	25.0	23.5	24.2	25.3
Investment management fees	16.9	16.3	16.0	14.2	11.6
Operating lease income	10.9	11.0	10.2	9.5	11.2
Insurance revenue	9.7	7.5	9.1	6.8	9.8
Commercial banking lending fees	7.0	11.5	8.2	7.2	7.1
Cash management fees	6.8	6.5	6.3	6.2	6.5
Brokerage commissions	2.8	3.4	3.0	2.8	3.2
Bank-owned life insurance	2.1	1.9	0.8	1.5	1.2
Customer interest rate swap income, net	1.9	2.4	2.8	3.8	3.7
Net gains on sales of residential mortgage loans	1.1	0.7	0.9	2.6	1.9
Net security gains (losses)	-	0.1	(15.7)	(6.0)	-
Other non-interest income	4.8	5.3	19.6	11.4	9.3
Total non-interest income	89.3	91.6	84.7	84.2	90.8
Non-interest expense:
Compensation and benefits	128.0	130.0	125.6	114.0	116.1
Occupancy and equipment	40.2	39.8	38.6	37.8	37.7
Professional and outside services	19.2	28.1	15.5	16.3	17.7
Regulatory assessments	10.3	9.9	9.6	10.4	9.9
Operating lease expense	8.8	8.7	8.8	8.3	9.7
Amortization of other acquisition-related intangible assets	7.9	7.9	6.3	6.2	5.8
Other non-interest expense	22.7	32.9	21.7	24.2	24.5
Total non-interest expense (1)	237.1	257.3	226.1	217.2	221.4
Income before income tax expense	129.8	102.1	102.8	106.1	106.3
Income tax expense	39.0	32.8	32.0	30.2	32.6
Net income	90.8	69.3	70.8	75.9	73.7
Preferred stock dividend	3.5	3.5	3.5	1.8	-
Net income available to common shareholders	$87.3	$65.8	$67.3	$74.1	$73.7
Basic and diluted earnings per common share	$0.26	$0.19	$0.22	$0.24	$0.24

(1)	Total non-interest expense includes $3.0 million, $24.8 million, $1.2 million, $1.6 million and $3.1 million of non-operating expenses for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per common share data)	2017	2016
Interest and dividend income:
Commercial real estate	$299.5	$257.8
Commercial and industrial	218.7	190.0
Equipment financing	104.6	99.1
Residential mortgage	154.1	133.4
Home equity and other consumer	59.3	55.4
Total interest on loans	836.2	735.7
Securities	112.1	103.4
Loans held for sale	0.7	0.8
Short-term investments	2.7	1.1
Total interest and dividend income	951.7	841.0
Interest expense:
Deposits	92.4	75.8
Borrowings	28.9	16.4
Notes and debentures	22.3	23.4
Total interest expense	143.6	115.6
Net interest income	808.1	725.4
Provision for loan losses	18.5	28.9
Net interest income after provision for loan losses	789.6	696.5
Non-interest income:
Bank service charges	73.8	73.8
Investment management fees	49.2	34.1
Operating lease income	32.1	31.7
Commercial banking lending fees	26.7	24.4
Insurance revenue	26.3	26.1
Cash management fees	19.6	18.8
Brokerage commissions	9.2	9.4
Customer interest rate swap income, net	7.1	10.6
Bank-owned life insurance	4.8	4.2
Net gains on sales of residential mortgage loans	2.7	3.7
Net security (losses) gains	(15.6)	0.1
Other non-interest income	29.7	21.6
Total non-interest income	265.6	258.5
Non-interest expense:
Compensation and benefits	383.6	341.6
Occupancy and equipment	118.6	112.6
Professional and outside services	62.8	51.5
Regulatory assessments	29.8	27.1
Operating lease expense	26.3	28.0
Amortization of other acquisition-related intangible assets	22.1	17.4
Other non-interest expense	77.3	73.4
Total non-interest expense (1)	720.5	651.6
Income before income tax expense	334.7	303.4
Income tax expense	103.8	98.3
Net income	230.9	205.1
Preferred stock dividend	10.5	-
Net income available to common shareholders	$220.4	$205.1
Basic and diluted earnings per common share	$0.67	$0.68

(1)	Total non-interest expense includes $29.0 million and $3.1 million of non-operating expenses for the nine months ended September 30, 2017 and 2016, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2017			June 30, 2017			September 30, 2016
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$347.3	$1.1	1.25%	$354.8	$0.9	0.97%	$361.0	$0.4	0.47%
Securities (2)	6,558.8	44.4	2.71	6,727.5	44.6	2.65	6,872.5	38.9	2.26
Loans:
Commercial real estate	11,169.8	105.6	3.78	11,371.4	105.3	3.70	9,978.8	85.7	3.44
Commercial and industrial	8,580.0	84.0	3.91	8,276.1	77.7	3.75	8,053.2	71.1	3.53
Equipment financing	3,399.5	41.5	4.89	2,924.8	31.5	4.31	2,984.7	32.8	4.39
Residential mortgage	6,731.7	52.8	3.13	6,693.3	52.4	3.14	5,935.3	46.1	3.11
Home equity and other consumer	2,112.6	21.0	3.97	2,134.8	19.9	3.73	2,155.4	18.4	3.41
Total loans	31,993.6	304.9	3.81	31,400.4	286.8	3.65	29,107.4	254.1	3.49
Total earning assets	38,899.7	$350.4	3.60%	38,482.7	$332.3	3.45%	36,340.9	$293.4	3.23%
Other assets	4,356.7			4,183.1			3,963.1
Total assets	$43,256.4			$42,665.8			$40,304.0
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,609.1	$-	-%	$7,399.5	$-	-%	$6,325.3	$-	-%
Savings, interest-bearing checking and money market	19,529.1	21.4	0.44	19,895.8	19.6	0.39	18,356.6	13.3	0.29
Time	4,926.8	13.0	1.06	4,728.7	11.3	0.96	4,755.1	11.9	1.00
Total deposits	32,065.0	34.4	0.43	32,024.0	30.9	0.39	29,437.0	25.2	0.34
Borrowings:
Federal Home Loan Bank advances	2,834.3	9.4	1.33	2,546.6	7.1	1.11	3,306.7	5.1	0.62
Federal funds purchased	649.9	2.1	1.26	625.2	1.6	1.04	674.1	0.9	0.51
Customer repurchase agreements	311.3	0.1	0.19	313.9	0.1	0.19	314.8	0.1	0.19
Other borrowings	214.2	1.1	2.06	11.8	0.1	0.79	-	-	-
Total borrowings	4,009.7	12.7	1.27	3,497.5	8.9	1.02	4,295.6	6.1	0.57
Notes and debentures	908.9	7.5	3.29	907.2	7.3	3.24	1,056.4	7.9	2.97
Total funding liabilities	36,983.6	$54.6	0.59%	36,428.7	$47.1	0.52%	34,789.0	$39.2	0.45%
Other liabilities	550.6			541.0			674.5
Total liabilities	37,534.2			36,969.7			35,463.5
Stockholders’ equity	5,722.2			5,696.1			4,840.5
Total liabilities and stockholders’ equity	$43,256.4			$42,665.8			$40,304.0
Net interest income/spread (3)		$295.8	3.01%		$285.2	2.93%		$254.2	2.78%
Net interest margin			3.04%			2.96%			2.80%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $11.2 million, $10.3 million and $8.9 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2017			September 30, 2016
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$357.4	$2.7	1.01%	$335.7	$1.1	0.46%
Securities (2)	6,704.9	132.2	2.63	6,690.4	116.7	2.33
Loans:
Commercial real estate	10,913.9	299.5	3.66	9,991.1	257.8	3.44
Commercial and industrial	8,192.8	229.6	3.74	7,754.1	200.6	3.45
Equipment financing	3,100.5	104.6	4.50	2,972.7	99.1	4.44
Residential mortgage	6,601.2	154.8	3.13	5,719.3	134.2	3.13
Home equity and other consumer	2,117.6	59.3	3.73	2,173.1	55.4	3.40
Total loans	30,926.0	847.8	3.66	28,610.3	747.1	3.48
Total earning assets	37,988.3	$982.7	3.45%	35,636.4	$864.9	3.24%
Other assets	4,102.3			3,866.2
Total assets	$42,090.6			$39,502.6
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,152.2	$-	-%	$6,139.3	$-	-%
Savings, interest-bearing checking and money market	19,446.5	57.4	0.39	18,138.6	38.9	0.29
Time	4,746.5	35.0	0.98	4,802.7	36.9	1.02
Total deposits	31,345.2	92.4	0.39	29,080.6	75.8	0.35
Borrowings:
Federal Home Loan Bank advances	2,698.0	22.3	1.10	3,115.5	14.1	0.61
Federal funds purchased	627.6	4.9	1.03	497.2	1.8	0.45
Customer repurchase agreements	311.6	0.4	0.19	340.0	0.5	0.19
Other borrowings	102.5	1.3	1.71	-	-	-
Total borrowings	3,739.7	28.9	1.03	3,952.7	16.4	0.55
Notes and debentures	927.1	22.3	3.21	1,049.7	23.4	2.97
Total funding liabilities	36,012.0	$143.6	0.53%	34,083.0	$115.6	0.45%
Other liabilities	548.5			620.6
Total liabilities	36,560.5			34,703.6
Stockholders’ equity	5,530.1			4,799.0
Total liabilities and stockholders’ equity	$42,090.6			$39,502.6
Net interest income/spread (3)		$839.1	2.92%		$749.3	2.79%
Net interest margin			2.94%			2.80%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $31.0 million and $23.9 million for the nine months ended September 30, 2017 and 2016, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Originated non-performing loans:
Commercial:
Commercial real estate	$36.7	$42.9	$23.4	$22.3	$23.4
Commercial and industrial	34.9	40.2	47.4	41.5	40.0
Equipment financing	54.1	48.2	47.4	39.4	46.0
Total	125.7	131.3	118.2	103.2	109.4
Retail:
Residential mortgage	33.8	30.8	26.3	27.4	28.2
Home equity	14.8	15.8	15.2	17.4	16.5
Other consumer	-	-	-	-	-
Total	48.6	46.6	41.5	44.8	44.7
Total originated non-performing loans (1)	174.3	177.9	159.7	148.0	154.1
REO:
Residential	4.7	6.7	10.9	8.1	7.9
Commercial	6.3	4.3	4.1	4.0	11.2
Total REO	11.0	11.0	15.0	12.1	19.1
Repossessed assets	5.4	9.2	8.2	7.2	6.9
Total non-performing assets	$190.7	$198.1	$182.9	$167.3	$180.1

Acquired non-performing loans (contractual amount)	$26.6	$26.4	$22.1	$24.7	$24.6
Originated non-performing loans as a percentage of originated loans	0.59%	0.60%	0.55%	0.51%	0.54%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.64	0.67	0.63	0.57	0.63
Tangible stockholders’ equity and originated allowance for loan losses	5.60	5.65	5.57	5.19	5.98

(1)	Reported net of government guarantees totaling $4.0 million at September 30, 2017, $4.2 million at June 30, 2017, $4.4 million at March 31, 2017, $13.1 million at December 31, 2016 and $13.0 million at September 30, 2016.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Allowance for loan losses on originated loans:
Balance at beginning of period	$227.9	$225.0	$223.0	$219.0	$213.0
Charge-offs	(5.8)	(6.7)	(4.6)	(4.7)	(3.8)
Recoveries	1.5	1.8	2.2	1.0	1.4
Net loan charge-offs	(4.3)	(4.9)	(2.4)	(3.7)	(2.4)
Provision for loan losses	5.6	7.8	4.4	7.7	8.4
Balance at end of period	229.2	227.9	225.0	223.0	219.0
Allowance for loan losses on acquired loans:
Balance at beginning of period	3.7	6.3	6.3	7.3	7.4
Charge-offs	(1.0)	(1.9)	-	(1.0)	(0.1)
Recoveries	0.1	-	-	-	-
Net loan charge-offs	(0.9)	(1.9)	-	(1.0)	(0.1)
Provision for loan losses	1.4	(0.7)	-	-	-
Balance at end of period	4.2	3.7	6.3	6.3	7.3
Total allowance for loan losses	$233.4	$231.6	$231.3	$229.3	$226.3
Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.94%	0.94%	0.94%	0.95%	0.94%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.35	0.35	0.36	0.30	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.77	0.77	0.77	0.76
Originated non-performing loans	131.6	128.1	140.9	150.6	142.0

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Commercial:
Commercial real estate	$1.5	$1.2	$-	$0.9	$0.2
Commercial and industrial	2.0	1.8	0.8	1.1	0.4
Equipment financing	0.5	2.7	0.5	1.3	1.3
Total	4.0	5.7	1.3	3.3	1.9
Retail:
Residential mortgage	0.1	0.1	0.1	-	0.4
Home equity	0.9	0.7	1.1	1.3	0.1
Other consumer	0.2	0.3	(0.1)	0.1	0.1
Total	1.2	1.1	1.1	1.4	0.6
Total net loan charge-offs	$5.2	$6.8	$2.4	$4.7	$2.5
Net loan charge-offs to average total loans (annualized)	0.06%	0.09%	0.03%	0.06%	0.04%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective in 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP – Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Total non-interest expense	$237.1	$257.3	$226.1	$217.2	$221.4	$720.5	$651.6
Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(3.0)	(24.8)	(1.2)	(0.9)	(3.1)	(29.0)	(3.1)
Acquisition integration and other costs	-	-	-	(0.7)	-	-	-
Total	(3.0)	(24.8)	(1.2)	(1.6)	(3.1)	(29.0)	(3.1)
Operating non-interest expense	234.1	232.5	224.9	215.6	218.3	691.5	648.5
Operating lease expense	(8.8)	(8.7)	(8.8)	(8.3)	(9.7)	(26.3)	(28.0)
Amortization of other acquisition-related intangible assets	(7.9)	(7.9)	(6.3)	(6.2)	(5.8)	(22.1)	(17.4)
Other (1)	(1.5)	(0.4)	(1.8)	(0.6)	(1.8)	(3.7)	(5.1)
Total non-interest expense for efficiency ratio	$215.9	$215.5	$208.0	$200.5	$201.0	$639.4	$598.0
Net interest income (FTE basis)	$295.8	$285.2	$258.1	$255.2	$254.2	$839.1	$749.3
Total non-interest income	89.3	91.6	84.7	84.2	90.8	265.6	258.5
Total revenues	385.1	376.8	342.8	339.4	345.0	1,104.7	1,007.8
Adjustments:
Net security (gains) losses	-	(0.1)	15.7	6.0	-	15.6	(0.1)
Operating lease expense	(8.8)	(8.7)	(8.8)	(8.3)	(9.7)	(26.3)	(28.0)
BOLI FTE adjustment	1.2	1.0	0.4	0.7	0.6	2.6	2.1
Other (2)	(0.2)	-	0.2	0.2	(0.3)	-	(1.0)
Total revenues for efficiency ratio	$377.3	$369.0	$350.3	$338.0	$335.6	$1,096.6	$980.8
Efficiency ratio	57.3%	58.4%	59.4%	59.3%	59.9%	58.3%	61.0%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)	Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP – Continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Net income available to common shareholders	$87.3	$65.8	$67.3	$74.1	$73.7	$220.4	$205.1
Adjustments to arrive at operating earnings:
Merger-related expenses	3.0	24.8	1.2	0.9	3.1	29.0	3.1
Acquisition integration and other costs	-	-	-	0.7	-	-	-
Total pre-tax adjustments	3.0	24.8	1.2	1.6	3.1	29.0	3.1
Tax effect (1)	(1.0)	(8.0)	(0.4)	(0.6)	(1.0)	(9.2)	(1.0)
Total adjustments, net of tax	2.0	16.8	0.8	1.0	2.1	19.8	2.1
Operating earnings (1)	$89.3	$82.6	$68.1	$75.1	$75.8	$240.2	$207.2
EPS, as reported	$0.26	$0.19	$0.22	$0.24	$0.24	$0.67	$0.68
Adjustments to arrive at operating EPS:
Merger-related expenses	-	0.05	-	-	0.01	0.06	0.01
Acquisition integration and other costs	-	-	-	-	-	-	-
Total adjustments per share (1)	-	0.05	-	-	0.01	0.06	0.01
Operating EPS (1)	$0.26	$0.24	$0.22	$0.24	$0.25	$0.73	$0.69
Average total assets	$43,256	$42,666	$40,317	$40,623	$40,304	$42,091	$39,503
Operating return on average assets (annualized)	0.83%	0.77%	0.68%	0.74%	0.75%	0.76%	0.70%

(1) The sum of the quarterly amounts do not equal the nine months amounts due to rounding and/or changes in common share count.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Operating earnings	$89.3	$82.6	$68.1	$75.1	$75.8	$240.2	$207.2
Average stockholders’ equity	$5,722	$5,696	$5,166	$5,039	$4,841	$5,530	$4,799
Less: Average preferred stock	244	244	244	165	-	244	-
Average common equity	5,478	5,452	4,922	4,874	4,841	5,286	4,799
Less: Average goodwill and average other acquisition-related intangible assets	2,524	2,415	2,134	2,094	2,073	2,359	2,079
Average tangible common equity	$2,954	$3,037	$2,788	$2,780	$2,768	$2,927	$2,720
Operating return on average tangible common equity (annualized)	12.1%	10.9%	9.8%	10.8%	11.0%	10.9%	10.2%

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Common dividends paid	$58.3	$58.3	$52.7	$51.7	$51.7	$169.3	$154.1
Operating earnings	$89.3	$82.6	$68.1	$75.1	$75.8	$240.2	$207.2
Operating common dividend payout ratio	65.3%	70.6%	77.3%	68.8%	68.2%	70.5%	74.4%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP – Continued

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Total stockholders’ equity	$5,746	$5,704	$5,195	$5,142	$4,862
Less: Preferred stock	244	244	244	244	-
Common equity	5,502	5,460	4,951	4,898	4,862
Less: Goodwill and other acquisition-related intangible assets	2,568	2,426	2,136	2,142	2,070
Tangible common equity	$2,934	$3,034	$2,815	$2,756	$2,792
Total assets	$43,998	$43,023	$40,230	$40,610	$40,692
Less: Goodwill and other acquisition-related intangible assets	2,568	2,426	2,136	2,142	2,070
Tangible assets	$41,430	$40,597	$38,094	$38,468	$38,622
Tangible common equity ratio	7.1%	7.5%	7.4%	7.2%	7.2%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Tangible common equity	$2,934	$3,034	$2,815	$2,756	$2,792
Common shares issued	433.59	433.34	406.43	405.00	400.13
Less: Shares classified as treasury shares	89.04	89.04	89.04	89.06	89.05
Unallocated ESOP shares	6.71	6.79	6.88	6.97	7.06
Common shares	337.84	337.51	310.51	308.97	304.02
Tangible book value per common share	$8.68	$8.99	$9.07	$8.92	$9.18